Exhibit 99.1

Banks.com, Inc. Reports First Quarter 2011 Financial Results

SAN FRANCISCO – May 16, 2011 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced results for the three months ended March 31, 2011.

Financial Highlights

For the first quarter of 2011, Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $1.9 million compared to revenue of $4.2 million reported for first quarter 2010. GAAPi net income was $61 thousand or break even per diluted share versus GAAP net income of $297 thousand or $0.01 per diluted share reported for the first quarter of 2010. Adjusted EBITDAii was $562 thousand for the first quarter of 2011 compared to Adjusted EBITDA of $1.4 million for the first quarter of 2010. Cash flow generated from operations was $96 thousand compared to $1 million in the first quarter of 2010.

“Revenue from our tax related business accounted for 33% of our top line last quarter versus just 20% in the first quarter of 2010 driving an increase in our year over year gross margins from 64% to 72%. We’ve also reduced our overall cash related expenses by 37% from what they were in the first quarter of 2010.” said Dan O’Donnell, Chief Executive Officer of Banks.com. “The wisdom of our decision to continue to pursue a strategy of focusing on the finance vertical was unfortunately reinforced when we were informed of search engine marketing related revenue charge backs late in the quarter of approximately $200 thousand that diluted our first quarter results and caused us to fall below the guidance we provided for the first quarter.” O’Donnell continued, “That said, our acquisition of FileLater helped contribute to a strong close to the tax season and we anticipate continuing to expand our presence in new tax related lines of business as the year progresses.”

Select Business Highlights

•	Launched the online tax extension business of FileLater.com

•	Doubled the year over year business tax extension revenue of FileLater.com

•	Increased year over year gross margins from 64% to 72%

•	Reduced year over year cash related operational expenses by 37%

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its first quarter 2011 results. To listen to the call, dial 866-730-5767 (domestic) or 857-350-1591 (international), passcode 63799482. Questions may be asked during the call, or submitted via email at: stockwatch@banks.com any time prior to the conference call’s starting time. For a replay of the call, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 51725523. Investors may also listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com/corp/investor/webcasts/.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding acquisitions, business estimates, future contracts, future financial performance and results of operations, including cost of revenues, operating expenses, interest expense, net loss and cash flow. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that may cause actual results to differ materially from those projected or suggested in the forward-looking statements may be found in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required or defined by GAAP, nor is the presentation of this financial information intended to be a measure of Banks.com’s profitability to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP, such as net earnings and other consolidated earnings data.

Management recognizes that non-GAAP financial measures have limitations and do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it’s important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation.

About Banks.com

Banks.com, Inc. owns and operates internet media properties including: banks.com, irs.com, filelater.com and mystockfund.com. Our properties provide users with finance-related content and services and vendors with targeted online advertising opportunities. Through banks.com, we provide access to current financial content, including financial news, business articles, interest rates, stock quotes and financial calculators. We also provide users access to tax related services including online tax preparation through irs.com, online tax extensions through filelater.com, and online stock brokerage services through mystockfund.com. In addition to Banks.com, it operates other search related websites including Look.com.

Get up to date information on Mortgage Rates, CD Rates & Home Equity Rates at Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenues	$1,943	$4,169

Operating expenses:
Traffic acquisition costs	552	1,499
Depreciation and amortization	423	449
Sales and marketing	171	360
General and administrative	652	1,014

Total operating expenses	1,798	3,322

Income from operations	145	847

Interest expense	(35)	(319)

Income before income taxes	110	528

Income tax expense	(49)	(231)

Net income	61	297

Preferred stock dividends	(7)	(7)

Net income available to common stockholders	$54	$290

Basic net income per common share	$—	$.01

Diluted net income per common share	$—	$.01

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets

Current assets:
Cash	$72	$107
Accounts receivable	1,077	656
Prepaid expenses and other	171	167
Deferred income taxes	317	316

Total current assets	1,637	1,246

Property and equipment, net	192	277
Domains and other intangibles, net	10,285	10,618
Other assets	92	88
Deferred income taxes	842	890

Total Assets	$13,048	$13,119

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,084	$1,017
Accrued liabilities	393	461
Accrued dividends	67	60
Deferred revenue	17	16
Revolving line of credit	—	106
Notes payable, current portion	144	141

Total current liabilities	1,705	1,801

Notes payable	536	559

Total liabilities	2,241	2,360

Stockholders’ equity:
Preferred stock	3	3
Common stock	26	26
Additional paid-in capital	10,818	10,824
Accumulated deficit	(40)	(94)

Total stockholders’ equity	10,807	10,759

Total Liabilities and Stockholders’ Equity	$13,048	$13,119

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net income available to common stockholders	$54	$290

Preferred stock dividends	7	7

Net income	61	297

Income tax expense	49	231

Income before income taxes	110	528

Interest expense	35	319

Income from operations	145	847

Depreciation	90	113

Amortization	333	336

Stock compensation (benefit) expense	(6)	60

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$562	$1,356

[i]	Generally accepted accounting principles in the United States of America.
ii

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.